Exhibit 5(b)

                                   AMENDED

                                  EXHIBIT A


                                                                                        CONTINUATION
INVESTMENT PORTFOLIO                                    INVESTMENT MANAGEMENT FEE            DATE
--------------------                                    -------------------------       -------------

Dreyfus Money Market Reserves                                    0.50%                 April 4, 1998
Dreyfus U.S. Treasury Reserves                                   0.50%                 April 4, 1998
Dreyfus Municipal Reserves                                       0.50%                 April 4, 1998
Dreyfus Disciplined Stock Fund                                   0.90%                 April 4, 1998
Dreyfus Premier Limited Term Income Fund                         0.60%                 April 4, 1998
Dreyfus Institutional Prime Money Market Fund                    0.15%                 April 4, 1998
Dreyfus Institutional Government Money Market Fund               0.15%                 April 4, 1998
Dreyfus Institutional U.S. Treasury Money Market Fund            0.15%                 April 4, 1998
Dreyfus Institutional S&P 500 Stock Index Fund                   0.20%                 April 4, 1998
Dreyfus Disciplined Midcap Stock Fund                            1.10%                 April 4, 1998
Dreyfus Premier Balanced Fund                                    1.00%                 April 4, 1998
Dreyfus Bond Market Index Fund                                   0.40%                 April 4, 1998
Dreyfus Disciplined Equity Income Fund                           0.90                  April 4, 1998
Dreyfus Premier Small Company Stock Fund                         1.25%                 April 4, 1998
Dreyfus International Equity Allocation Fund                     1.25%                 April 4, 1998
Dreyfus Disciplined Intermediate Bond Fund                       0.55%                 April 4, 1998
Dreyfus Premier Large Company Growth Fund                        1.00%                 April 4, 1999
Dreyfus Premier Tax Managed Growth Fund                          1.10%                 April 4, 1999

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